EXHIBIT 21

ADOBE SYSTEMS INCORPORATED
SUBSIDIARIES OF THE REGISTRANT(*)

Subsidiary Legal Name	Jurisdiction of Incorporation/Formation
The Americas:
Adobe Colombia SAS	Colombia
Adobe Labs, Inc.	Delaware
Adobe Systems Brasil Limitada	Brazil
Adobe Systems Canada Inc.	Canada
Adobe Systems Federal LLC	Delaware
Adobe Systems Software Chile Limitada	Chile
Adobe Visual Sciences LLC	Delaware
Aviary, Inc.	Delaware
Behance, Inc.	Delaware
Fotolia Dutch Holding LLC	Delaware
Fotolia LLC	Delaware
Fotolia Service Corporation	Canada
Mixamo, Inc.	Delaware
Omniture LLC	Delaware
Picasso Acquisition Holding 1, Inc.	Delaware
Visual Sciences Technologies, LLC	Delaware
Europe:
Adobe Research (Schweiz) AG	Switzerland
Adobe Software Trading Company Limited	Ireland
Adobe Systems (Schweiz) GmbH	Switzerland
Adobe Systems Belgium BVBA	Belgium
Adobe Systems Benelux B.V.	The Netherlands
Adobe Systems Danmark ApS	Denmark
Adobe Systems Engineering GmbH	Federal Republic of Germany
Adobe Systems Europe Limited.	United Kingdom
Adobe Systems France SAS	France
Adobe Systems GmbH	Federal Republic of Germany
Adobe Systems Holding Company Limited	Ireland
Adobe Systems Iberica SL	Spain
Adobe Systems Istanbul Yazilim Ticaret Limited Sirketi	Turkey
Adobe Systems Italia SRL	Italy
Adobe Systems Nordic AB	Sweden
Adobe Systems Norge AS	Norway
Adobe Systems Romania SRL	Romania
Adobe Systems s.r.o.	Czech Republic
Adobe Systems Software Ireland Limited	Ireland
Fotolia Netherlands Cooperatief U.A.	The Netherlands
Fotolia SARL	France
Fotolia UK Operations Limited	United Kingdom

Subsidiary Legal Name	Jurisdiction of Incorporation/Formation
ICS “Adobe Systems” S.R.L.	Republic of Moldova
Limited Liability Company Adobe Systems	Russia
Neolane SAS	France
Wiconcept SARL	France
Africa:
Adobe Systems South Africa Proprietary Limited	South Africa
Asia:
Adobe Australia Trading Pty Ltd.	Australia
Adobe Systems Co., Ltd.	Japan
Adobe Systems Hong Kong Limited	Hong Kong
Adobe Systems India Private Limited.	India
Adobe Systems Korea Ltd. .	Korea
Adobe Systems New Zealand Limited.	New Zealand
Adobe Systems Pte. Ltd.	Singapore
Adobe Systems Pty Ltd.	Australia
Adobe Systems Software (Beijing) Co., Ltd.	China
Business Catalyst Systems Pty Ltd.	Australia
Fotolia KK	Japan
Middle East:
Adobe Systems Israel Ltd.	Israel
_________________________________________

(*)	As of January 7, 2016

All subsidiaries of the registrant are wholly owned, directly or indirectly, by Adobe and do business under their legal names.